Exhibit 99.1

Contact:	Porter, LeVay & Rose, Inc.
Provectus Biopharmaceuticals, Inc.	Marlon Nurse, DM, SVP – Investor Relations
Peter R. Culpepper, Interim CEO,	Phone: 212-564-4700
COO	Allison + Partners
Phone: 866-594-5999 #30	Todd Aydelotte, Managing Director –
Media Relations
Phone: 646-428-0644

FOR IMMEDIATE RELEASE

PROVECTUS BIOPHARMACEUTICALS, INC. ANNOUNCES

CLOSING OF PUBLIC OFFERING

KNOXVILLE, TN, August 30, 2016 — Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT) (“Provectus” or the “Company”), a clinical-stage oncology and dermatology biopharmaceutical company, today announced that it has completed its public offering of 240,000 shares of Series B Convertible Preferred Stock and warrants to purchase 24,000,000 shares of common stock at a price to the public of $25.00 for a combination of one share of Series B Convertible Preferred Stock and 100 warrants to purchase one share of common stock each. The warrants have an exercise price of $0.275 per share, are exercisable immediately and will expire on August 30, 2021.

Maxim Group LLC acted as placement agent for the offering.

Provectus intends to use the net proceeds of the offering for clinical development, working capital and general corporate purposes.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals, Inc. is investigating new therapies for the treatment of skin cancer, liver cancer and breast cancer. Provectus’ investigational oncology drug, PV-10, is an ablative immunotherapy under investigation in solid tumor cancers. The

Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has completed phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.provectusbio.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws, including but not limited to the expected use of the net proceeds from the offering. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015) and the following:

•	our determination, based on guidance from the FDA, whether to proceed with or without a partner with the fully enrolled phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary to complete (versus interim data alone);

•	our determination whether to license PV-10, our investigational drug product for melanoma and other solid tumors such as cancers of the liver, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as cancers of the liver;

•	our ability to license PH-10, our investigational drug product for dermatology, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.

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